EXHIBIT 10.19

                              ENGAGEMENT AGREEMENT

         This agreement is made this 8th day of August 2005 by and between:

                  NEWPORT CAPITAL PARTNERS INC. ("NEWPORT")
                  157 Harrison Avenue
                  Newport, RI 02840

         and

                  TURBOWORX, INC. ("TURBOWORX")
                  3 Enterprise Drive, Suite 401
                  Shelton, CT 06484

WHEREAS:

         1. Newport is engaged in the business of providing financial and managerial advisory services to both public and private companies, and providing the personal services of Rounsevelle W. Schaum ("Schaum") to serve as a director of such companies, to provide his expertise in the field of corporate governance, particularly in the areas of compliance with the requirements of Sarbanes-Oxley, SEC and NASD regulations, and functioning as the Chairman of the Audit and Compensation Committees; and whereas

         2. Turboworx seeks to avail itself of the services of Newport and the personal services of Schaum;

NOW THEREFORE, the parties do mutually agree as follows:

ENGAGEMENT

         1. Subject to the terms hereof, Turboworx hereby engages Newport to provide the personal services of Schaum to serve as a Director of Turboworx, and Chairman of its Audit and Compensation Committees.

         2. The term of this engagement shall be for a period of one year commencing on 15 August 2005, unless otherwise extended by shareholder election, mutual agreement or terminated as provided below.

SERVICES

         Schaum's services in his capacity as a director shall include, but shall not be not limited to the following tasks:

         1. Assist Turboworx in meeting all SEC and NASD requirements for the public trading of its securities.

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         2. Assist Turboworx in debt and equity financing and subsequent private placements and public offering of its securities.

         3. Assist in the analysis and negotiation of merger and acquisition opportunities.

         4. Assist in the development and implementation of a strategy for creating and expanding the public market for Turboworx's securities.

         5. Assist in the establishment and maintenance of effective internal financial management and control procedures, including compliance with all Sarbanes-Oxley, SEC and NASD requirements.

         6. Perform other financial and administrative support services at the request of the Turboworx board of directors.

         Schaum shall perform the above services in a diligent and efficient manner and will faithfully devote the time and effort necessary to perform the subject services.

CONSIDERATION

         In consideration for the personal services of Schaum to be rendered by Newport as set forth above, Newport shall receive the following consideration:

         1. A fee of $5,000 per month, payable monthly in advance, plus

         2. 12,000 shares of Turboworx restricted common stock, to be vested at the rate of 1,000 shares per month during the term of this agreement, and

         3. A five-year warrant to purchase 10,000 shares of Turboworx common stock on the same terms as the last warrant issued by Turboworx.

         4. Fees for other services to be performed if and when requested by the Turboworx board of directors will be negotiated on a case-by-case basis.

         5.  In  addition,   Turboworx  shall  be  responsible  for  travel  and
out-of-pocket expenses of Schaum, subject to PRIOR APPROVAL of Turboworx.

RELATIONSHIP OF THE PARTIES

         The services to be performed by Newport hereunder are personal in character and neither this agreement nor any rights or benefits arising hereunder are assignable by Newport without the express written approval of Turboworx. In performing its services Newport shall operate as an independent contractor and shall not act or hold itself out as or be an agent of Turboworx without further express written approval of the Turboworx board of directors.

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

EXTENSION AND TERMINATION

         The term of this agreement may be extended beyond its original one-year period upon mutual agreement of the parties and/or the shareholders of Turboworx at their annual meeting.

NOTICES

         Any notice, direction or other instrument required or permitted to be given under the provisions of this Agreement will be in writing and may be given by delivery of the same or by mailing the same by prepaid, registered or certified mail or by sending the same by telegram, telecommunication, fax or other similar form of communication, in each case addressed as follows:

         IF TO NEWPORT AT:

                  157 Harrison Avenue, #17
                  Newport, RI 02840
                  Fax:     401-841-8635

         IF TO TURBOWORX AT:

                  3 Enterprise Drive, Suite 401
                  Shelton CT 06484
                  Fax: 203-944-0489

         Any notice, direction or other instrument aforesaid, if delivered, will be deemed to have been given and received on the day it was delivered, and if mailed, will be deemed to have been given and received on the fifth business day following the day of mailing except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telex, telecommunication, fax, or other similar form of communication, be deemed to have been given or received on the day it was so sent.

         Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and form of communication, be deemed to have been given or received on the day it was so sent.

FURTHER ASSURANCE

         Each party will at any time and from time to time, upon the request of the other, execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

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

INUREMENT

         This Agreement inures to the benefit of and is binding on the parties to this Agreement and their respective successors and permitted assigns.

LAW

         This Agreement shall be governed by and construed in accordance with the laws of the United States and the State of Connecticut.

         IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized signatories as of the day and year first above written.

NEWPORT CAPITAL PARTNERS, INC. ("Newport")


By:
   --------------------------------------------
     Rounsevelle W. Schaum
     Chairman and CEO



TURBOWORX, INC. ("Turboworx")


By:
   --------------------------------------------
     Srini Chari
     Vice President




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